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                                                                    Exhibit 21.1

                              CERIDIAN CORPORATION

                                  Subsidiaries

                                 August 18, 1999


                                                                STATE OR
                                                            OTHER JURISDICTION
SUBSIDIARIES AND THEIR AFFILIATES:                          OF INCORPORATION
----------------------------------                          ------------------

ABR Information Services, Inc.                                  Florida
        Ceridian Benefits Services, Inc.                        Florida
          (formerly ABR Benefits Services, Inc.)
        ABR Employer Services, Inc.                             Florida
        ABR Properties, Inc.                                    Florida
        ABR Retirement Plan Services, Inc.                      Florida
        BMC Consultants, Inc.                                   Colorado
        Business Computer Services, Inc. (d/b/a PayAmerica)     Virginia
        Charing Company, Inc.                                   Wisconsin
        Chowning, Ltd.                                          Wisconsin
             The Barrington Group                               Wisconsin
        Matthews, Malone & Associates, Ltd.                     Arizona
        MidAtlantic 401(K) Services, Inc.                       Virginia
        Western Pension Service Corporation                     California
Ceridian Canada Holdings, Inc.                                  Delaware
        Ceridian Canada Ltd.                                    Canada
        Ceridian Performance Partners Ltd.                      Canada
Ceridian Holdings U.K. Limited                                  United Kingdom
        Centrefile Limited (f/k/a Datacarrer Limited)           United Kingdom
        CSW Research Limited                                    United Kingdom
             Euro Fieldwork Limited                             United Kingdom
        Ceridian Performance Partners Limited                   United Kingdom
             (f/k/a Letterallied Limited)
        Usertech UK Limited                                     United Kingdom
Ceridian Infotech (India) Private Limited                       India
Ceridian Small Business Solutions, Inc.                         New Jersey
        (f/k/a Minidata Services, Inc.)
Ceridian Tax Service, Inc.                                      California
Comdata Network, Inc.                                           Maryland
        Comdata Network Inc. of California                      California
        Comdata Telecommunications Services, Inc.               Delaware
        International Automated Energy Systems, Inc.            Florida
        Permicom Permits Services, Inc.                         Canada
The Partnership Group, Inc.                                     Pennsylvania
Scarborough Research (General Partnership)                      Delaware
User Technology Services Inc.                                   New York
Web Northstar Interactive Corp.                                 New York

Certain subsidiaries, which in the aggregate would not constitute a significant subsidiary, are omitted from this listing.